Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Kent Eikanas and Elizabeth A. Pagliarini, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge, the Quarterly Report of Summit Healthcare REIT, Inc. on Form 10-Q for the three and nine-month periods ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Summit Healthcare REIT, Inc.

Kent Eikanas
Date: November 13, 2014	Kent Eikanas
President (Principal Executive Officer)

/s/ Elizabeth A. Pagliarini
Date: November 13, 2014	Elizabeth A. Pagliarini
Chief Financial Officer (Principal Financial Officer)